Exhibit 99.1

Concur Exceeds Guidance With Record Revenue and Earnings for Fourth Quarter and Fiscal 2008

Record fourth quarter client additions position company for 25% revenue growth and continued

expansion of operating margin in fiscal 2009

REDMOND, Wash., Nov. 11 — Concur (Nasdaq: CNQR), the world’s leading provider of on-demand Employee Spend Management services, today reported financial results for its fourth quarter and fiscal year ended September 30, 2008.

Concur reported total revenue for the fourth quarter of fiscal 2008 of $57.5 million, driven by subscription revenue which was up 72% from the year-ago quarter. Total revenue for the quarter was up 61% from the year-ago quarter and up 5% from the third quarter. Fiscal 2008 fourth quarter net income was $5.6 million, or $0.11 per share, exceeding company expectations. This compares to net income of $4.1 million, or $0.10 per share, in the year-ago quarter.

“Revenue, earnings and cash flow for the fourth quarter, and for fiscal 2008 as a whole, exceeded our guidance,” said Steve Singh, chairman and CEO of Concur. “New client additions reached an all-time high, with a record number of companies around the globe turning to Concur to help them quickly cut costs and improve operational efficiencies in the face of challenging economic conditions.”

Singh continued, “Looking ahead to fiscal 2009, we continue to see a strong demand environment for our services, as more businesses focus on reducing operating costs. We have a proven track record of strong execution across the business, which we expect to result in 25% revenue growth in fiscal 2009 while expanding our operating leverage during the fiscal year. With prudent investments across the business, Concur continues to set the pace of innovation, service excellence and customer value in the corporate travel and expense management market.”

Financial Highlights

•	Total revenue was $57.5 million for the fourth quarter of fiscal 2008, up 61% compared to the year-ago quarter, and up 5% sequentially.

•	Total revenue was $215.5 million for fiscal 2008, up 67% year-over-year.

•	Net income was $5.6 million, or $0.11 per share, for the fourth quarter of fiscal 2008, compared to $4.1 million, or $0.10 per share, for the year-ago quarter.

•	Net income was $17.2 million, or $0.35 per share, for fiscal 2008, compared to $8.2 million, or $0.20 per share, for fiscal 2007.

•	The effective tax rate for fiscal 2008 used to record income tax expense was 35.1%.

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Non-GAAP pretax income was $12.3 million, or $0.24 per share, for the fourth quarter of fiscal 2008, compared to $6.8 million, or $0.16 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP pretax income was $41.7 million, or $0.86 per share, for fiscal 2008, compared to $22.3 million, or $0.54 per share, for fiscal 2007.

•	Non-GAAP operating margin was 20% for the fourth quarter of fiscal 2008, up from 18% the year-ago quarter, and down from 21% sequentially.

•	Non-GAAP operating margin was 19% for fiscal 2008, up from 17% in fiscal 2007.

•	Cash flows from operations were $22.7 million for the fourth quarter of fiscal 2008, up 222% from the year-ago quarter.

•	Cash flows from operations were $63.8 million for fiscal 2008, up 98% year-over-year. Net of capital expenditures of $13 million, free cash flow totaled $50.8 million.

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Subsequent to September 30, 2008, Concur repurchased 1.5 million shares of its common stock under its stock repurchase program. As of November 11, 2008, Concur’s stock repurchase program allows for a maximum of up to 2.7 million additional shares of stock to be repurchased.

Recent Business Highlights

•	American Express Company and Concur entered into an alliance involving both an exclusive marketing partnership and a strategic investment of $251 million by American Express in Concur.

•	Concur announced the general availability of its next generation analytics and reporting capabilities to help analyze the employee spend data generated throughout the business travel life-cycle.

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In an effort to support conservation and encourage sustainable business practices, Concur unveiled a number of options for travel managers to understand and manage the impact of carbon emissions generated by their business travelers.

•	Concur placed No. 54 on Fortune magazine’s 100 Fastest-Growing Companies list.

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Business Travel News, a leading authority for corporate travel buyers throughout North America, listed Concur® Cliqbook Travel as the No.1 preferred online booking tool based on a recent survey of corporate travel buyers.

•	Concur was ranked 184th in Software Magazine’s 26th annual list of the world’s largest software and service providers.

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Enterprise Rent-A-Car, including National and Alamo brands, now deliver e-receipts, and Volaris and Interjet now offer direct booking capabilities – all available directly through Concur® Connect – the global program that connects suppliers from around the world and provides clients exclusive access to services otherwise unavailable though traditional travel programs.

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Notable clients such as Adventist Health System, Aspen Re, Daymon Worldwide, Haworth, Inc., Lantech.com LLC, LORD Corporation, Mobile Satellite Ventures Lp, NDS Surgical Imaging, Southwest Energy and St. Jude Medical, Inc., signed contracts for Concur services, contributing to more new client contracts being signed in the fourth quarter of fiscal 2008 than in any quarter in Concur’s history, and helping to push the company’s customer base over the 8,000 client plateau.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects total revenue to be $58 million for the first quarter of fiscal 2009, and to be $269 million for fiscal 2009.

•	Concur expects earnings per share for the first quarter of fiscal 2009 to be $0.08 assuming an estimated effective tax rate of 36% and non-GAAP pre-tax earnings per share to be $0.20.

•	Concur expects earnings per share for fiscal 2009 to be $0.48 assuming an estimated effective tax rate of 36% and non-GAAP pre-tax earnings per share to be $1.11.

•	Concur expects the fiscal 2009 non-GAAP operating margin to be 20% for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2009 to be $68 million, and capital expenditures of approximately $21 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Trusted by thousands of organizations to reach millions of employees, Concur’s award-winning solutions streamline business travel and expense reporting, and improve invoice processing – delivering rapid ROI by helping companies increase efficiency, control employee spend and drive down operational costs. Learn more at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties associated with our realization of the benefits related to our business relationship with American Express; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2008	2007	2008	2007
Revenues:
Subscription	$55,689	$32,369	$206,304	$115,996
Consulting and other	1,858	3,378	9,187	13,111

Total revenues	57,547	35,747	215,491	129,107
Expenses (1):
Cost of operations	17,392	11,387	68,378	43,711
Sales and marketing	17,369	9,685	59,912	34,154
Systems development and programming	5,812	4,479	22,974	15,866
General and administrative	8,330	5,444	31,371	18,759
Amortization of intangible assets	1,541	583	6,196	2,965

Total expenses	50,444	31,578	188,831	115,455

Operating income	7,103	4,169	26,660	13,652
Other income (expense):
Interest income	1,136	263	1,720	897
Interest expense	(215)	(141)	(1,417)	(1,240)
Other, net	(315)	140	(486)	231

Total other income (expense), net	606	262	(183)	(112)

Income before income tax	7,709	4,431	26,477	13,540
Income tax expense	2,067	305	9,293	5,315

Net income	$5,642	$4,126	$17,184	$8,225

Net income per share available to common stockholders:
Basic	$0.12	$0.11	$0.39	$0.22
Diluted	0.11	0.10	0.35	0.20
Weighted average shares used in computing net income per share:
Basic	47,742	38,287	44,607	37,443
Diluted	51,601	42,004	48,459	41,033

(1) Includes share-based compensation as follows:

Cost of operations	$517	$284	$1,688	$1,304
Sales and marketing	1,064	754	3,404	1,894
Systems development and programming	392	235	1,149	883
General and administrative	1,045	488	2,738	1,671

Total share-based compensation	$3,018	$1,761	$8,979	$5,752

Concur Technologies, Inc.

Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2008	September 30, 2007
Assets
Current assets:
Cash and cash equivalents	$267,725	$168,835
Restricted cash	3,055	—
Accounts receivable, net of allowance of $5,543 and $2,766	38,479	31,460
Prepaid expenses	3,160	1,797
Current portion of deferred income taxes	14,289	2,657
Other current assets	14,104	8,448

Total current assets	340,812	213,197
Property and equipment, net	32,304	24,066
Intangible assets, net	39,108	10,604
Goodwill	165,471	57,128
Deferred income taxes, net of current portion	47,257	28,264
Deposits and other long-term assets	16,067	12,223

Total assets	$641,019	$345,482

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,198	$4,193
Customer funding liabilities	22,470	—
Accrued compensation	18,308	11,492
Acquisition-related liabilities	2,036	700
Other accrued liabilities	8,014	4,655
Current portion of long-term debt	1,505	—
Current portion of deferred rent	428	399
Current portion of deferred revenues	29,572	21,560

Total current liabilities	86,531	42,999
Long-term debt, net of current portion	1,328	5,369
Deferred rent, net of current portion	2,126	2,428
Deferred revenues, net of current portion	12,511	10,326
Long-term tax liabilities	3,985	—

Total liabilities	106,481	61,122

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	50	44
Authorized shares: 60,000 Shares issued and outstanding: 50,286 and 43,699
Additional paid-in capital	679,526	445,324
Accumulated deficit	(144,828)	(162,012)
Accumulated other comprehensive (loss) income	(210)	1,004

Total stockholders’ equity	534,538	284,360

Total liabilities and stockholders’ equity	$641,019	$345,482

Concur Technologies, Inc

Cash Flow Statements

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2008	2007	2008	2007
Operating activities:
Net income	$5,642	$4,126	$17,184	$8,225
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,541	583	6,196	2,965
Depreciation	3,889	2,564	15,080	9,048
Allowance for uncollectible accounts receivable	(367)	365	1,473	1,300
Share-based compensation expense	3,018	1,761	8,979	5,752
Deferred income taxes	3,206	287	9,845	5,177
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	381	(6,495)	1,347	(9,947)
Prepaid expenses and other assets	(3,593)	(2,525)	(6,248)	(6,572)
Accounts payable	945	(1,284)	(272)	(1,835)
Accrued liabilities	6,900	5,499	1,224	10,383
Deferred revenues	1,113	2,154	9,013	7,680

Net cash provided by operating activities	22,675	7,035	63,821	32,176

Investing activities:
Net increase in restricted cash balances	(1,043)	—	(405)	—
Net increase in customer funding liabilities	565	—	1,392	—
Purchases of property and equipment	(3,309)	(2,835)	(13,040)	(12,508)
Payments for acquisition, net of cash acquired	(36)	(475)	(163,178)	(8,225)

Net cash used in investing activities	(3,823)	(3,310)	(175,231)	(20,733)

Financing activities:
Net proceeds from issuance of common stock	249,590	144,867	249,590	144,867
Net proceeds from share-based award activity	5,546	663	11,155	8,076
Proceeds from employee stock purchase plan activity	329	190	1,175	806
Payments on repurchase of common stock	—	—	(43,763)	(1,853)
Net (repayments) proceeds from borrowings	(24,559)	—	(5,370)	11,369
Repayments on borrowings and capital leases	(424)	(6,000)	(1,671)	(22,832)

Net cash provided by financing activities	230,482	139,720	211,116	140,433

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,515)	205	(816)	625

Net increase in cash and cash equivalents	247,819	143,650	98,890	152,501
Cash and cash equivalents at beginning of period	19,906	25,185	168,835	16,334

Cash and cash equivalents at end of period	$267,725	$168,835	$267,725	$168,835

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2008	2007	2008	2007
Operating income:
Operating income	$7,103	$4,169	$26,660	$13,652
Income from operations as a % of total revenue (Operating Margin)	12%	12%	12%	11%
Add back:
Share-based compensation expense	3,018	1,761	8,979	5,752
Amortization of intangible assets	1,541	583	6,196	2,965

Non-GAAP operating income	$11,662	$6,513	$41,835	$22,369

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	20%	18%	19%	17%
Net income:
Net income	$5,642	$4,126	$17,184	$8,225
Add back:
Share-based compensation expense	3,018	1,761	8,979	5,752
Amortization of intangible assets	1,541	583	6,196	2,965
Income tax expense	2,067	305	9,293	5,315

Non-GAAP pre-tax income	$12,268	$6,775	$41,652	$22,257

Diluted net income per share:
Diluted net income per share	$0.11	$0.10	$0.35	$0.20
Add back:
Share-based compensation expense	0.06	0.04	0.19	0.14
Amortization of intangible assets	0.03	0.01	0.13	0.07
Income tax expense	0.04	0.01	0.19	0.13

Non-GAAP pre-tax diluted income per share	$0.24	$0.16	$0.86	$0.54

Shares used in calculation of diluted non-GAAP income per share:	51,601	42,004	48,459	41,033

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, and non-GAAP pre-tax diluted income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation, amortization of intangible assets and income tax expense are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share provide a more focused view of the operations of its business. In particular, share-based compensation expense amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP net income per share and our non-GAAP pre-tax diluted income per share.